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                                                                    EXHIBIT 21.1

                   List of Subsidiaries of MQ Associates, Inc.

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EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS    STATE OR OTHER JURISDICTION OF INCORPORATION OF
CHARTER                                                          ORGANIZATION
MedQuest, Inc.                                                    Delaware
Anderson Diagnostic Imaging, Inc.                              South Carolina
Asheville Open MRI, Inc.                                       North Carolina
BioImaging at Charlotte, Inc.                                     Tennessee
BioImaging of Cool Springs, Inc.                                  Tennessee
BioImaging at Harding, Inc.                                       Tennessee
Cabarrus Diagnostic Imaging, Inc.                              North Carolina
Cape Fear Diagnostic Imaging, Inc.                             North Carolina
Carolina Imaging, Inc. of Fayetteville                         North Carolina
Chapel Hill Diagnostic Imaging, Inc.                           North Carolina
Chattanooga Diagnostic Imaging, Inc.                              Tennessee
Dothan Diagnostic Imaging, Inc.                                    Alabama
Florida Diagnostic Imaging Center, Inc.                            Florida
Grove Diagnostic Imaging Center, Inc.                            California
Imaging Services of Alabama, Inc.                                  Alabama
Kansas Diagnostic Imaging, Inc.                                    Kansas
Kenosha Diagnostic Imaging, Inc.                                  Wisconsin
Lexington Open MRI, Inc.                                       South Carolina
Mecklenburg Open MRI, Inc.                                     North Carolina
MedQuest Associates, Inc.                                      South Carolina
Missouri Imaging, Inc.                                            Missouri
Mobile Open MRI, Inc.                                              Alabama
Northeast Columbia Diagnostic Imaging, Inc.                    South Carolina
Occupational Solutions, Inc.                                       Georgia
Open MRI of the Carolinas, Inc.                                South Carolina
Open MRI of Georgia, Inc.                                          Georgia
Open MRI & Imaging of Georgia, Inc.                                Georgia
Open MRI & Imaging of Richmond, Inc.                              Virginia
Palmetto Imaging, Inc.                                         South Carolina
Phoenix Diagnostic Imaging, Inc.                                   Arizona
Piedmont Imaging, Inc. (Forsyth)                               North Carolina
Piedmont Imaging, Inc. (Spartanburg)                           South Carolina
South Carolina Diagnostic Imaging, Inc.                        South Carolina
Sun View Holdings, Inc.                                        South Carolina
Texas Imaging Services of El Paso, Inc.                             Texas
Triad Imaging, Inc.                                            North Carolina
Tyson's Corner Diagnostic Imaging, Inc.                           Virginia
Vienna Diagnostic Imaging, Inc.                                   Virginia
Virginia Diagnostic Imaging, Inc.                                 Virginia
Wisconsin Diagnostic Imaging, Inc.                                Wisconsin
Athens MRI, LLC                                                    Georgia
Bridgeton MRI and Imaging Center, LLC                             Missouri
Buckhead Diagnostic Imaging, LLC                                   Georgia
Cape Imaging, L.L.C.                                              Missouri
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EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS    STATE OR OTHER JURISDICTION OF INCORPORATION OF
CHARTER                                                          ORGANIZATION
Carolina Medical Imaging, LLC                                  South Carolina
Clayton Open MRI, LLC                                             Missouri
Coastal Imaging, L.L.C.                                        North Carolina
Cumming Diagnostic Imaging, LLC                                   Georgia
Diagnostic Imaging of Atlanta, LLC                                Georgia
Diagnostic Imaging of Georgia, LLC                                Georgia
Diagnostic Imaging of Hiram, LLC                                  Georgia
Diagnostic Imaging of Marietta, LLC                               Georgia
Duluth Diagnostic Imaging, LLC                                    Georgia
Duluth CT Center, LLC                                             Georgia
Durham Diagnostic Imaging, LLC                                 North Carolina
East Cooper Diagnostic Imaging, LLC                            South Carolina
Farmfield Diagnostic Imaging, LLC                              South Carolina
Fort Mill Diagnostic Imaging, LLC                              South Carolina
Hapeville Diagnostic Imaging, LLC                                 Georgia
Imaging Center of Central Georgia, LLC                            Georgia
Jacksonville Diagnostic Imaging, LLC                           North Carolina
Kirkwood MRI and Imaging Center, LLC                              Missouri
Midtown Diagnostic Imaging, LLC                                   Georgia
Montgomery Open MRI, LLC                                          Alabama
Norwood Diagnostic Imaging, LLC                                   Alabama
Open MRI & Imaging of Conyers, LLC                                Georgia
Open MRI & Imaging of Albany, LLC                                 Georgia
Open MRI & Imaging of Athens, LLC                                 Georgia
Open MRI & Imaging of Douglasville, LLC                           Georgia
Open MRI of Atlanta, LLC                                          Georgia
Open MRI of Central Georgia, LLC                                  Georgia
Open MRI & Imaging of DeKalb, LLC                                 Georgia
Open MRI & Imaging of North Fulton, LLC                           Georgia
Open MRI & Imaging of Macon, LLC                                  Georgia
Open MRI of Myrtle Beach, LLC                                  South Carolina
Open MRI & Imaging of N.E. Georgia, LLC                           Georgia
Open MRI & Imaging of Snellville, LLC                             Georgia
Open MRI & Imaging of Florence, LLC                            South Carolina
Open MRI of Simpsonville, LLC                                  South Carolina
Open MRI & Imaging of Richmond, LLC                               Virginia
Richmond West End Diagnostic Imaging, LLC                         Virginia
Simpsonville Open MRI, LLC                                     South Carolina
St. Peters MRI & Imaging Center, LLC                              Missouri
Town & Country Open MRI, LLC                                      Missouri
Tricom Diagnostic Imaging, LLC                                 South Carolina
West Ashley Diagnostic Imaging, LLC                            South Carolina
West Paces Diagnostic Imaging, LLC                                Georgia
Woodstock Diagnostic Imaging, LLC                                 Georgia
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